UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 12, 2015

ALBEMARLE CORPORATION
(Exact name of registrant as specified in charter)

Virginia	001-12658	54-1692118
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

451 Florida Street, Baton Rouge, Louisiana	70801
(Address of principal executive offices)	(Zip code)

Registrant’s telephone number, including area code: (225) 388-8011

Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a- 12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01	Completion of Acquisition or Disposition of Assets.

On January 12, 2015, Albemarle Corporation, a Virginia corporation (“Albemarle”), completed its acquisition of Rockwood Holdings, Inc., a Delaware corporation (“Rockwood”). Pursuant to the terms of the previously announced Agreement and Plan of Merger (the “Merger Agreement”), dated as of July 15, 2014, among Albemarle, Rockwood, and Albemarle Holdings Corporation, a Delaware corporation and wholly-owned subsidiary of Albemarle (“Merger Sub”), Merger Sub merged with and into Rockwood, with Rockwood as the surviving entity (the “Merger”). As a result of the Merger, Rockwood became a wholly-owned subsidiary of Albemarle.

At the effective time of the Merger, each outstanding share of common stock, par value $0.01 per share, of Rockwood (other than shares owned, directly or indirectly, by Albemarle, Rockwood or Merger Sub and shares with respect to which appraisal rights were properly exercised and not withdrawn) was converted into the right to receive (a) $50.65 in cash, without interest, and (b) 0.4803 of a share of common stock, par value $0.01 per share, of Albemarle (“Albemarle Common Stock”) ((a) and (b) together, the “Merger Consideration”). No fractional shares of Albemarle Common Stock will be issued in the Merger, and Rockwood’s former stockholders will receive cash in lieu of any fractional shares of Albemarle Common Stock.

The description of the Merger and the Merger Agreement contained in this Item 2.01 does not purport to be complete and is subject to and qualified in its entirety by reference to the Merger Agreement, which was filed as Exhibit 2.1 to the Current Report on Form 8-K filed by Albemarle with the Securities and Exchange Commission (the “SEC”) on July 18, 2014, and is incorporated by reference herein.

The aggregate cash consideration for the Merger was financed using (i) the net proceeds of the issuance in November 2014 in the United States by Albemarle of $1.025 billion of new senior notes consisting of $250,000,000 aggregate principal amount of 3.000% Senior Notes due 2019, $425,000,000 aggregate principal amount of 4.150% Senior Notes due 2024, and $350,000,000 aggregate principal amount of 5.450% Senior Notes due 2044, (ii) the net proceeds of the issuance in December 2014 in Europe by Albemarle of €700 million aggregate principal amount of 1.875% Senior Notes due 2019, (iii) borrowings by Albemarle of $1.0 billion under a term loan that matures 364 days after completion of the Merger, (iv) borrowings by Albemarle of $800 million under a cash bridge facility that matures 60 days after completion of the Merger and (v) borrowings of $250 million under Albemarle’s existing revolving credit facility.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(a) Resignation of Directors

In accordance with the terms of the Merger Agreement, two existing directors of Albemarle, Anne Marie Whittemore and Joseph M. Mahady, resigned from Albemarle’s board of directors (the “Board”) effective as of immediately prior to the effective time of the Merger. Ms. Whittemore served as the Chair of the Nominating and Governance Committee of the Board and as a member of the Audit and Finance Committee of the Board. Mr. Mahady served as a member of the Executive Compensation Committee and the Audit and Finance Committee of the Board. These resignations were not a result of any disagreements between Albemarle and the resigning directors on any matter relating to Albemarle’s operations, policies or practices.

(d) Election of Directors

In accordance with the terms of the Merger Agreement, effective as of the effective time of the Merger, each of the following former directors of Rockwood who had been designated by Rockwood to be appointed to the Board was elected to the Board: Douglas L. Maine, J. Kent Masters and Alejandro D. Wolff.

The Board has determined that each of Messrs. Maine, Masters and Wolff is an “independent” director under the NYSE listing standards and the independence standards of Albemarle’s Corporate Governance Guidelines. Mr. Maine will serve as a member of the Nominating and Governance Committee and the Audit and Finance Committee of the Board, Mr. Masters will serve as a member of the Executive Compensation Committee of the Board, and Mr. Wolff will serve as a member of the Health, Safety and Environment Committee of the Board.

Messrs. Maine, Masters and Wolff will be eligible to participate in Albemarle’s compensation arrangements for non-employee directors, as described in Albemarle’s Definitive Proxy Statement for its 2014 Annual Meeting of Shareholders, filed with the SEC on March 28, 2014.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

In accordance with the terms of the Merger Agreement, effective as of the effective time of the Merger, Section 2 of Article II of the Amended and Restated Bylaws of Albemarle was amended to increase the number of directors from ten to eleven. A copy of the Amended and Restated Bylaws is filed as Exhibit 3.2 to this Current Report on Form 8-K.

Item 7.01 Regulation FD Disclosure.

A copy of Albemarle’s press release dated January 12, 2015 announcing the closing of the Merger is filed as Exhibit 99.1 to this Current Report on Form 8-K and is furnished pursuant to Item 7.01 and shall not be deemed to be “filed” for purposes of Section 18 of the Exchange Act or otherwise subject to the liabilities of that Section.

Item 8.01 Other Events.

On January 12, 2015, Albemarle entered into a Second Supplemental Indenture (the “Second Supplemental Indenture”), among Albemarle, Rockwood Specialties Group, Inc. (“RSGI”) and Wells Fargo Bank, National Association, as trustee. The Second Supplemental Indenture supplements and amends the Indenture, dated as of September 25, 2012, as supplemented by the First Supplemental indenture, dated as of September 25, 2012, among RSGI, Rockwood and Wells Fargo Bank, National Association, as trustee, by adding a guarantee by Albemarle of RSGI’s 4.625% Senior Notes due 2020. A copy of the Second Supplemental Indenture is filed as Exhibit 4.1 to this Current Report on Form 8-K.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
3.2	Albemarle Corporation Amended and Restated Bylaws, effective January 12, 2015.
4.1	Second Supplemental Indenture, dated as of January 12, 2015, among Albemarle Corporation, Rockwood Specialties Group, Inc. and Wells Fargo Bank, National Association, as trustee.
99.1	Press Release dated January 12, 2015, furnished herewith.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ALBEMARLE CORPORATION

Date: January 12, 2015	By:	/s/ Karen G. Narwold
Karen G. Narwold
Senior Vice President, General Counsel, Corporate and Government Affairs, Corporate Secretary

EXHIBITS

Exhibit No.	Description
3.2	Albemarle Corporation Amended and Restated Bylaws, effective January 12, 2015.
4.1	Second Supplemental Indenture, dated as of January 12, 2015, among Albemarle Corporation, Rockwood Specialties Group, Inc. and Wells Fargo Bank, National Association, as trustee.
99.1	Press Release dated January 12, 2015, furnished herewith.